                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               SAUL CENTERS, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                    [LOGO]
                             8401 Connecticut Avenue
                          Chevy Chase, Maryland 20815
                                 (301) 986-6200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held April 28, 2000

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SAUL CENTERS, INC., a Maryland corporation, will be held at 11:00 a.m. local time, on April 28, 2000, at the Embassy Suites Chevy Chase Pavilion, 4300 Military Road, N.W., Washington, D.C. (at the intersection of Western and Wisconsin Avenues, adjacent to Friendship Heights Metro Stop on the Metro Red
Line), for the following purposes.

     1. To elect three directors to serve until the annual meeting of stockholders in 2003, or until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on February 25, 2000 will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

     Stockholders are cordially invited to attend the meeting in person.
WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.

                                           By Order of the Board of Directors


                                           Scott V. Schneider
                                           Chief Financial Officer and Secretary

March 16, 2000
Chevy Chase, Maryland

                                    [LOGO]
                             8401 Connecticut Avenue
                          Chevy Chase, Maryland 20815
                                 (301) 986-6200

                         ----------------------------
                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 28, 2000
                         ----------------------------

                                    GENERAL

     This Proxy Statement is furnished by the Board of Directors of Saul Centers, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on April 28, 2000, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on February 25, 2000 will be entitled to vote.

     Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted for the Proposal set forth in this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (ii) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (iii) by attendance at the annual meeting and voting in person.

     Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

     Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies by telephone or telegram or in person. The Company has retained Corporate Investor Communications, Inc. to assist with distribution of soliciting materials and solicitation of proxies. Corporate Investor Communications, Inc. will be paid a fee of $4,500 for its services, plus reasonable and customary expenses. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed proxy card first will be mailed to stockholders on or about March 16, 2000.

     As of the record date, February 25, 2000, 13,468,259 shares of Common Stock of the Company, $0.01 par value per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the record date, officers and directors of the Company had the power to vote approximately 25.0% of the outstanding shares of Common Stock, excluding 6.9% of the outstanding Common Stock held by the B. F. Saul Company Employees' Profit Sharing Retirement Trust, two of five trustees of which are officers and directors of the Company. The Company's officers and directors have advised the Company that they intend to vote their shares of Common Stock in favor of the Proposal set forth in this Proxy Statement.

                             ELECTION OF DIRECTORS

Nominees and Directors

     The First Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company provide that there shall be no fewer than three, nor more than fifteen directors, as determined from time to time by the directors in office. From June 1993 until June 1997, the Board of Directors was composed of nine directors, and in June 1997 two additional directors, Mark Sullivan III and B. Francis Saul III, were elected. The other nine directors have served on the Board of Directors since June 1993. The Board of Directors is divided into three classes with staggered three-year terms. The term of each class expires at the annual meeting of stockholders, which is expected to be held in April of each year. The directors elected at the annual meeting of stockholders in 2000 will serve until the annual meeting of stockholders in 2003. Under the Company's First Amended and Restated Articles of Incorporation, a majority of the directors must be independent directors, who are directors unaffiliated with B. F. Saul Real Estate Investment Trust, Chevy Chase Bank, B.
F. Saul Company and certain affiliated entities (collectively, "The Saul Organization"). Messrs. Jackson, Kelley, Longsworth, Noonan, Sullivan and Syming-ton are independent directors.

     The Company's officers and directors have advised the Company that they intend to vote their shares of Common Stock for the election of each of the nominees. Proxies will be voted FOR the election of the nominees listed below unless authority is withheld.

     The following list sets forth the name, age, position with the Company, present principal occupation or employment and material occupations, positions, offices or employment during the past five years of each nominee and director of the Company. Nominees Caraci, Grosvenor and Jackson, Jr. are presently directors of the Company and have served as such since June 1993. All shall, if elected, continue to serve as a director until his successor has been duly elected and qualified.

                                              Principal Occupation and
Name                        Age               Current Directorships
----                        ----              -------------------------

Class One Directors-Term Ends at
2003 Annual Meeting (if elected)

Philip D. Caraci            61                President and a Director of the
                                              Company. Senior Vice President and
                                              Secretary of the B.F. Saul Real
                                              Estate Investment Trust since
                                              1987. Executive Vice President of
                                              the B.F. Saul Company with which
                                              he has been associated since 1972.
                                              President of Franklin Property
                                              Company since 1986.

Gilbert M. Grosvenor        68                Director of the Company.
                                              President (1980 through 1996) and
                                              Chairman of the Board of Trustees
                                              since 1987 of the National
                                              Geographic Society, with which he
                                              has been associated since 1954.
                                              Director of Chevy Chase Bank,
                                              Marriott International
                                              Corporation, Ethyl Corp., and a
                                              Trustee of the B.F. Saul Real
                                              Estate Investment Trust.

                                              Principal Occupation and
Name                        Age               Current Directorships
----                        ---               -------------------------
Philip C. Jackson, Jr.      71                Director of the Company. Adjunct
                                              Professor at Birmingham-Southern
                                              College from 1989 to 1999. Member
                                              of the Thrift Depositors'
                                              Protection Oversight Board from
                                              1990 until 1993. Vice Chairman and
                                              a Director of Central Bancshares
                                              of the South (Compass Bancshares,
                                              Inc.) from 1980 to 1989. Member of
                                              the Board of Governors of the
                                              Federal Reserve System from 1975
                                              to 1978. Director of International
                                              Realty Corporation and Jackson
                                              Insurance Agency.

Class Two Directors-Term Ends at
2001 Annual Meeting

General Paul X. Kelley      71                Director of the Company. Partner
                                              of J.F. Lehman & Company since
                                              1998. Vice Chairman of Cassidy &
                                              Associates from 1989 to 1998.
                                              Commandant of the Marine Corps and
                                              member of the Joint Chiefs of
                                              Staff from 1983 to 1987. Director
                                              of Park Place Entertainment
                                              Corporation, Sturm Ruger &
                                              Company, Inc., UST, Inc., and The
                                              Wackenhut Corporation.

Charles R. Longsworth       70                Director of the Company. Chairman
                                              Emeritus of Colonial Williamsburg
                                              Foundation. Chairman and Trustee
                                              of Colonial Williamsburg
                                              Foundation from 1977 through 1994.
                                              Chairman Emeritus, Trustees of
                                              Amherst College. Director of
                                              Houghton Mifflin, Inc.


Patrick F. Noonan           57                Director of the Company. Chairman
                                              of The Conservation Fund since
                                              1985. Trustee of the National
                                              Geographic Society. On the Board
                                              of Advisors of Duke University
                                              School of the Environment.
                                              Director of Ashland, International
                                              Paper, American Gas Index Fund and
                                              Rushmore Funds.


B. Francis Saul III         38                Vice Chairman of the Company.
                                              Senior Vice President of the B. F.
                                              Saul Company since 1991. Senior
                                              Vice President and a Trustee of
                                              the B. F. Saul Real Estate
                                              Investment Trust. Director of
                                              Chevy Chase Bank. Director of the
                                              Greater Washington Boys & Girls
                                              Club, The Heights School and
                                              Children's Hospital Foundation.

                                              Principal Occupation and
Name                        Age               Current Directorships
----                        ---               ------------------------
Class Three Directors-Term Ends at
2002 Annual Meeting

B. Francis Saul II          67                Chairman and Chief Executive
                                              Officer of the Company. President
                                              and Chairman of the Board of
                                              Directors of the B.F. Saul Company
                                              since 1969. Chairman of the Board
                                              of Trustees of the B.F. Saul Real
                                              Estate Investment Trust since 1969
                                              and a Trustee since 1964. Chairman
                                              of the Board and Chief Executive
                                              Officer of Chevy Chase Bank since
                                              1969. Member of National Gallery
                                              of Art Trustees Council. Trustee
                                              of the National Geographic Society
                                              and the Brookings Institution.
                                              Director of Board of Visitors &
                                              Governors of Washington College.

Mark Sullivan III           58                Director of the Company. Attorney
                                              representing financial services
                                              providers. President from 1996 to
                                              1999 of the Small Business Funding
                                              Corporation, a company providing a
                                              secondary market facility for the
                                              purchase and securitization of
                                              small business loans. Practiced
                                              law in Washington, D.C., advising
                                              senior management of financial
                                              institutions on legal and policy
                                              matters from 1989 to 1996.

James W. Symington          72                Director of the Company. Of
                                              Counsel in the law firm of
                                              O'Connor & Hannan since 1986.
                                              Member of Congress from 1969 to
                                              1977. Chairman Emeritus of
                                              National Rehabilitation Hospital.

John R. Whitmore            66                Director of the Company. Senior
                                              Advisor to the Bessemer Group,
                                              Inc. since 1998. Formerly
                                              President and Chief Executive
                                              Officer of the Bessemer Group and
                                              its Bessemer Trust Company
                                              subsidiaries (a financial
                                              management and banking group) and
                                              director of Bessemer Securities
                                              Corporation from 1975 to 1998.
                                              Director of the B.F. Saul Company
                                              and Chevy Chase Property Company.
                                              Trustee of the B.F. Saul Real
                                              Estate Investment Trust. Director
                                              of Chevy Chase Bank. Chairman of
                                              the Board of Directors of ASB
                                              Capital and Chevy Chase Trust
                                              Company.

     In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote for the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend. The affirmative vote of a plurality of the shares of Common Stock present is required for the election of directors.

     The Board of Directors met five times during 1999. Each member of the Board attended at least 83% of the aggregate meetings of the Board and of the Committees of the Board on which he served.

                           COMPENSATION OF DIRECTORS

     Directors of the Company are currently paid an annual retainer of $18,000 and a fee of $1,000 for each Board or Committee meeting attended, and are annually awarded 100 shares of the Company's common stock. The shares are issued on the date of each Annual Meeting of Stockholders to each director serving on the Board of Directors as of the record date of such meeting, and their issuance may not be deferred and transfer of the shares is restricted for a period of twelve months following the date of issue. Directors from outside the Washington, D.C. area also are reimbursed for out-of-pocket expenses in connection with their attendance at meetings. For the year ended December 31, 1999, the Company paid its directors total compensation of $284,187, of which $91,250 was paid in cash, $175,750 was paid in deferred stock compensation (as described below), and $17,187 was paid through annual common stock awards.

     In addition, directors may elect to participate in the Deferred Compensation Plan discussed below. For the year ended December 31, 1999, 18,055 shares were credited to the directors' deferred fee accounts.

Committees of the Board of Directors

     The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, and the Nominating Committee.

     The Audit Committee is composed of Messrs. Kelley, Longsworth, Noonan and Symington. It makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of each audit engagement, approves professional services provided by the independent public accountants, considers the range of audit and non-audit fees, reviews related party transactions, reviews the Company's financial statements, evaluates the performance of the independent public accountants and the Company's financial and accounting personnel, and reviews the adequacy of the Company's internal accounting controls. All of these functions are performed under the guidelines of the company's Audit Committee Charter. This Committee met three times during 1999.

     The Compensation Committee is composed of Messrs. Grosvenor and Whitmore. It determines compensation for the Company's executive officers, reviews and approves management's recommendations for the annual salaries of all Company officers, and administers any stock, incentive or other compensation plans adopted by the Company, including the Company's 1993 Stock Option Plan (the "Stock Option Plan"). This Committee met once during 1999.

     The Executive Committee is composed of Messrs. Caraci, Jackson and Saul II. It has such authority as is delegated to it by the Board of Directors and advises the Board of Directors from time to time with respect to such matters as the Board of Directors directs. This Committee met once during 1999.

     During 1999, The Company established a Nominating Committee which is composed of Messrs. Grosvenor, Saul II and Whitmore. The Company has not yet designated the functions to be performed by this Committee. The Committee did not meet during 1999.

Compensation Committee Interlocks and Insider Participation

     B.Francis Saul II, Chairman of the Board and Chief Executive Officer of the Company, served on the Board of Trustees and the Compensation Committee of the National Geographic Society during 1999. Gilbert M. Grosvenor, a director of the Company and a member of the Company's Compensation Committee during 1999, serves as Chairman of the Board of Trustees of the National Geographic Society.

Executive Officers Who Are Not Directors

     The following list sets forth the name, age, position with the Company, present principal occupation or employment and material occupations, positions, offices or employment during the past ten years of each executive officer who is not a director of the Company. Each listed individual has held an office with the Company since its inception in June 1993.

Name                        Age               Position and Background
----                        ---               -----------------------
Christopher H. Netter       45                Senior Vice President - Leasing.
                                              Vice President of the B.F. Saul
                                              Company and Franklin Property
                                              Company and Assistant Vice
                                              President of the B.F. Saul Real
                                              Estate Investment Trust from 1987
                                              to 1993.

Scott V. Schneider          42                Senior Vice President - Chief
                                              Financial Officer, Treasurer and
                                              Secretary. Vice President of the
                                              B.F. Saul Company and Franklin
                                              Property Company and Assistant
                                              Vice President of the B.F. Saul
                                              Real Estate Investment Trust from
                                              1985 to 1993.

Charles W. Sherren, Jr.     46                Vice President - Management. Vice
                                              President of the B.F. Saul Company
                                              and Franklin Property Company and
                                              Assistant Vice President of the
                                              B.F. Saul Real Estate Investment
                                              Trust from 1981 to 1993.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

     To the best of the Company's knowledge, based upon copies of forms furnished to it and written representations from officers, directors and 10% beneficial holders, no person was late filing SEC Forms 3, 4 or 5 during the period January 1, 1999 through December 31, 1999.

Deferred Compensation Plan

     A Deferred Compensation and Stock Plan for Directors was established by the Company, effective January 1, 1994 and amended March 18, 1999, for the benefit of its directors and their beneficiaries. Before the beginning of any calendar year, a director may elect to defer all or part of his or her director's fees to be earned in that year and the following years. A director has the option to have deferred fees paid in cash, in shares of Common Stock or in a combination of cash and Common Stock. If the director elects to have the deferred fees paid in stock, the number of shares allocated to the director is determined based on the market value of the Common Stock on the day the deferred director's fees were earned.

     In connection with the Company's initial public offering of its Common Stock in 1993, 20,000 shares of Common Stock were authorized for a deferred compensation plan and were reserved for listing with the New York Stock Exchange upon issuance. In both 1996 and 1999, the Company reserved for listing with the New York Stock Exchange an additional 50,000 shares of Common Stock in connection with the Deferred Compensation and Stock Plan for Directors. Through February 25, 2000, 76,565 of these 120,000 shares have been credited to the directors' deferred fee accounts.

                            EXECUTIVE COMPENSATION

Annual Compensation

     The Company pays compensation to its executive officers for their services in such capacity. The following Summary Compensation Table sets forth the annual and long-term compensation paid by the Company to the Company's Chief Executive Officer and each of its four other most highly compensated executive officers, who were serving as of December 31, 1999, ("named executive officers") for, or with respect to, the fiscal periods ended December 31, 1999, 1998 and 1997.

                          SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                                               Compensation
                                                                               ------------
                                           Annual Compensation                 Stock Option              Other
Name and Principal Position          Year         Salary        Bonus          Awards (Shs)         Compensation (1)
---------------------------         -----       ---------     ---------        ------------         ----------------
B. Francis Saul II                   1999       $ 125,000      $ 10,000             --                       --
      Chairman and                   1998         125,000        10,000             --                       --
      Chief Executive Officer        1997         125,000        10,000             --                       --

B. Francis Saul III                  1999         171,667        12,950             --                       --
      Vice Chairman                  1998         138,333        10,150             --                       --
                                     1997 (2)      66,346         8,750             --                       --

Philip D. Caraci                     1999         281,667        23,200             --                       --
      President                      1998         258,333        21,200             --                       --
                                     1997         238,333        19,600             --                       --

Christopher H. Netter                1999         188,333        13,650             --                 $ 14,397
      Senior Vice President          1998         167,809        12,250             --                   11,297
      Leasing                        1997         149,028        10,850             --                   10,921

Scott V. Schneider                   1999         183,333        13,300             --                   12,537
      Senior Vice President          1998         165,154        11,900             --                   11,987
      Chief Financial Officer        1997         150,584        10,850             --                   11,013

(1) Amounts paid represent Company's contribution to Employees' Profit Sharing Retirement Trust and Company's payment of life insurance premiums for the benefit of the named executive officers.

(2)  Mr. Saul III became an officer of the Company in June 1997.

Options Exercised and Fiscal Year-End Values

     The following table sets forth certain information with respect to unexercised stock options held by the named executive officers at December 31, 1999. None of such officers exercised any stock options during the year ended December 31, 1999.

                        VALUE OF UNEXERCISED OPTIONS (1)

                                              Number of Securities Underlying
                                                    Unexercised Options
                                                 at December 31, 1999 (2)
                                              ---------------------------------
Name and Principal Position                   Exercisable         Unexercisable
---------------------------                   -----------         -------------

B. Francis Saul II                                 --                   --
     Chairman and
     Chief Executive Officer

B. Francis Saul III                                --                   --
     Vice Chairman

Philip D. Caraci                                100,000                 --
     President

Christopher H. Netter                            25,000                 --
     Senior Vice President
     Leasing

Scott V. Schneider                               25,000                 --
     Senior Vice President
     Chief Financial Officer


(1)  All options were "out-of-the-money" at December 31, 1999.
     "Out-of-the-money" options are options with exercise prices above the market price of the Common Stock on December 31, 1999.

(2) All unexercised options are fully vested, have an exercise price of $20 per share and expire on September 23, 2003, with earlier expiration to occur at employment termination.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is comprised of Messrs. Grosvenor and Whitmore. Members of the Compensation Committee are selected each year by the full Board of Directors. All members of the Compensation Committee must be "outside directors," who are not (i) officers or former officers of the Company; (ii) employees of the Company or any of its subsidiaries; (iii) relatives of the Chief Executive Officer; (iv) holders of more than 5% of the Company's voting stock; (v) members of an organization acting as an advisor, legal counsel or in similar capacity with respect to the Company and receiving compensation therefor on an ongoing basis from the Company, in addition to director's fees; or (vi) with reference to a particular transaction, interested directors within the meaning of Section 2-419 of the Maryland General Corporation Law.

     The Compensation Committee determines compensation for the Company's executive officers, reviews and approves management's recommendations for the annual salaries of all Company officers, and administers any stock incentive or other compensation plans adopted by the Company, including the Stock Option Plan. The Compensation Committee believes that the Company's compensation package must be structured in a manner that will help the Company attract and retain qualified executives and will align compensation of such executives with the interests of stockholders. The compensation package currently consists of salary, bonus and long-term compensation in the form of stock options issued pursuant to the Stock Option Plan.

Salary and Bonus

     Salary and bonus are determined by the Compensation Committee using a subjective evaluation process. In making determinations of salary and bonus for particular officers, including the Chief Executive Officer, the Compensation Committee considers the general performance of the Company, the officer's position, level and scope of responsibility, the officer's anticipated performance and contributions to the Company's achievement of its long-term goals, and the salary and bonus for the officer recommended by management.

Stock Option Grants

     The Compensation Committee is responsible for administering the Stock Option Plan, which includes determining the individuals to be granted stock option awards and defining the terms of such awards, including the number of shares subject to each option, exercise price, vesting schedule and expiration date.

     The purpose of the Stock Option Plan is to provide compensation to persons whose services are considered essential to the Company. By linking this compensation to the market performance of the Company's Common Stock, the Company intends to provide additional incentive for officers and key employees to enhance the value and success of the Company and align the long-term interests of the officers and key employees with the interests of the Company. Under the terms of the Stock Option Plan, Mr. Saul II is not eligible to participate in the plan.

     The Compensation Committee uses a subjective evaluation process to determine whether an officer or key employee should receive an option grant and the number of shares subject to stock options granted to such officer or key employee, and has not set specific objective goals or standards that an officer or key employee must meet to receive a stock option grant. The factors considered by the Compensation Committee include the general performance of the company, the position, level and scope of responsibility of the respective officer or key employee and the officer's or key employee's anticipated performance and contributions to the Company's achievement of its long-term goals.

     During 1999, the Compensation Committee did not grant any options.

                             Gilbert M. Grosvenor
                             John R. Whitmore

                               PERFORMANCE GRAPH

     Rules promulgated under the Exchange Act require the Company to present a graph comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index, and
(ii) a published industry index or peer group. The graph compares the cumulative total stockholder return of the Company's Common Stock ("BFS"), based on the market price of the Common Stock and assuming reinvestment of dividends, with the National Association of Real Estate Investment Trust Equity Index ("NAREIT") and the S&P 500 Index ("S&P500"). The graph assumes the investment of $100 on January 1, 1995.



                     Comparison of Cumulative Total Return


                                    [GRAPH]

Saul Centers, Inc
                      Total Return Calculation/Comparison
                      -----------------------------------

                        Total Return
                    Comparitive Indicies
--------------------------------------------------------------
                Saul
                Centers    S&P         NAREIT
                Index                           Equity
--------------------------------------------------------------
Jan-95          100.000    100.000                     100.000
Dec-95          103.348    137.430                     115.266
Dec-96          130.810    168.976                     155.917
Dec-97          160.071    225.368                     187.506
Dec-98          156.762    289.774                     154.686
Dec-99          163.493    350.706                     147.543

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 25, 2000, concerning shares of Common Stock beneficially owned by all persons (if any) known by the Company to own more than 5% of the Company's outstanding Common Stock, by each director and nominee, by each executive officer named in "Executive Compensation" above, and by all directors and executive officers as a group, according to information provided to the Company by each such person. Unless otherwise noted, each person named has sole voting and sole investment power with respect to all shares beneficially owned by such person.

                                            Aggregate
                                            Number of
                                            Shares                   Percent
Name of                                     Beneficially               of
Beneficial Owner (1)                        Owned (2)               Class (2)
--------------------                        ------------            ---------

B. Francis Saul II                          3,054,403 (3)             22.4%
Philip D. Caraci                              136,479 (4)              1.0%
Gilbert Grosvenor                              13,060                   *
Philip C. Jackson, Jr.                         56,777 (5)               *
Paul X. Kelley                                  3,100                   *
Charles R. Longsworth                          15,473                   *
Patrick F. Noonan                              15,190 (6)               *
B. Francis Saul III                            16,064                   *
Mark Sullivan III                               6,712                   *
James W. Symington                              3,983                   *
John R. Whitmore                               15,393 (7)               *
Scott V. Schneider                             25,648 (8)               *
Christopher H. Netter                          25,000 (9)               *
Charles W. Sherren, Jr.                        20,500 (10)              *

All directors and officers as
a group (17 persons)                        3,409,507                 25.0%

* Less than 1 percent

(1) The address of each beneficial owner listed is c/o Saul Centers, Inc., 8401 Connecticut Avenue, Chevy Chase, MD 20815.

(2) Beneficial ownership and percent of class are calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Includes 76,565 shares earned by directors in the Deferred Compensation Plan.

(3) Includes 2,449,618 shares owned by the B. F. Saul Real Estate Investment Trust, 162,300 shares owned by Franklin Property Co., 374,030 shares owned by Westminster Investing Corporation, 77 shares owned by Van Ness Square Corp., 19,745 shares owned by various family trusts for which Mr. Saul II is either the sole trustee or sole custodian for a child, and 44,431 shares owned by Mr. Saul II's spouse. Mr. Saul II disclaims beneficial ownership of 44,431 shares owned by his spouse. Pursuant to Rule 13d-3, the Common Stock described above is considered to be beneficially owned by Mr. Saul II because he has or may be deemed to have sole or shared voting and/or investment power in respect thereof. Excludes 927,251 shares owned by the
     B. F. Saul Company Employees' Profit Sharing Retirement Trust, (the "Employee Trust"). Mr. Saul II is one of five Trustees for the Employee Trust and has a pecuniary interest in the Employee Trust as one of the participating employees.

(4) Includes 21,124 shares owned jointly by Mr. Caraci and his spouse, 3,517 shares owned by Mr. Caraci's spouse, and 100,000 shares subject to currently exercisable options held by Mr. Caraci. Mr. Caraci disclaims beneficial ownership of 3,517 shares owned by his spouse. Excludes 927,251 shares owned by the Employee Trust. Mr. Caraci is one of five Trustees for the Employee Trust and has a pecuniary interest in the Employee Trust as one of the participating employees.

(5) Mr. Jackson disclaims beneficial ownership of 2,800 shares owned by his spouse.

(6) Mr. Noonan disclaims beneficial ownership of 2,500 shares owned by his spouse.

(7) Mr. Whitmore disclaims beneficial ownership of 1,500 shares owned by a trust, of which he serves as trustee, for the benefit of his mother.

(8) Includes 25,000 shares subject to currently exercisable options held by Mr. Schneider and 648 shares owned by Mr. Schneider's children. Mr. Schneider disclaims beneficial ownership of 648 shares owned by his children.

(9) Represents 25,000 shares subject to currently exercisable options held by Mr. Netter.

(10) Includes 500 shares owned jointly by Mr. Sherren and his spouse and 20,000 shares subject to currently exercisable options held by Mr. Sherren.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company began operations in August 1993. On August 26, 1993, The Saul Organization transferred to Saul Holdings Limited Partnership, a Maryland limited partnership (the "Operating Partnership") and two newly formed subsidiary limited partnerships (the "Subsidiary Partnerships," and collectively with the Operating Partnership, the "Partnerships"), 26 shopping center properties, one office property, one research park and one office/retail property, located primarily in the Washing-ton, D.C./Baltimore metropolitan area and the Mid-Atlantic region of the United States, and the management functions related to these properties.

     Certain relationships exist among the Company and its subsidiaries, the members of The Saul Organization and the Partnerships and are discussed below.

     Management of the Current Portfolio Properties. The Company and its subsidiaries share with The Saul Organization certain ancillary functions, such as computer and payroll services, benefits administration and in-house legal services. The Saul Organization also subleases office space to the Company. The terms of all sharing arrangements, including payments related thereto, are reviewed periodically by the independent directors of the Company, who constitute six of the eleven members of the Board of Directors. Included in general and administrative expenses for the year ended December 31, 1999 are charges totalling $1,798,000 related to such shared services, of which $1,773,000 was paid prior to December 31, 1999. The Company believes that the amounts allocated to it for such shared services represent a fair allocation between The Saul Organization and the Company and it subsidiaries. The Company believes that sharing these expenses with The Saul Organization results in a savings from the expenses that would be incurred if such services were obtained from independent third parties.

     Related Party Rents. Chevy Chase Bank leases space in several of the shopping centers owned by the Company and its subsidiaries. The total rental income from Chevy Chase Bank from January 1, 1999 through December 31, 1999 was $1,169,000. The Company believes that all of the leases with Chevy Chase Bank have comparable terms to leases that would have been obtained from unrelated third parties.

     Management Personnel. The Chairman and Chief Executive Officer as well as the Vice Chairman and the President of the Company are officers of various members of The Saul Organization, but devote a substantial amount of time to the management of the Company. The annual compensation for these officers is fixed by the Compensation Committee of the Board of Directors each year.

     Exclusivity Agreement and Right of First Refusal. The Company has entered into an Exclusivity Agreement (the "Exclusivity Agreement") with, and has been granted a right of first refusal (the "Right of First Refusal") by, certain members of The Saul Organization. The purpose of these agreements is to minimize potential conflicts of interest between The Saul Organization and the Company and it subsidiaries. The Exclusivity Agreement and Right of First Refusal generally require The Saul Organization to conduct its shopping center business exclusively through the Company and its subsidiaries and to grant the Company a right of first refusal to purchase commercial properties and development sites that become available to The Saul Organization in the District of Columbia or adjacent suburban Maryland.

     Reimbursement Agreement. Pursuant to a reimbursement agreement among the partners in the Partnerships, The Saul Organization and those of its subsidiaries that are partners in the Partnerships have agreed to reimburse the Company and the other partners in the event the Partnerships fail to make payments with respect to certain portions of the Partnerships' debt obligations and the Company or any such other partners personally make payments with respect to such debt obligations. As of December 31, 1999, the maximum potential obligation of The Saul Organization and its subsidiaries under the agreement was $221,075,000. The Company believes that the Partnerships will be able to make all payments due with respect to their debt obligations.

     Property Acquisition. In October 1999, the Company purchased, through the Operating Partnership, a 6.58 acre land parcel located adjacent to its Ashburn Village shopping center in Loudoun County, Virginia. The $1,438,000 purchase price was paid in cash. A third party appraisal was relied upon to determine the price. The seller was a member of The Saul Organization.

                             INDEPENDENT AUDITORS

     Upon recommendation of and approval by the Audit Committee, Arthur Andersen LLP has been selected to act as independent certified public accountants for the Company during the current fiscal year.

     A representative of Arthur Andersen LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative also will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the persons named in the enclosed proxy will vote thereon as they determine to be in the best interests of the Company.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     It is presently contemplated that the 2001 annual meeting of stockholders will be held in mid-April 2001. Any stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting of stockholders to be held in 2001 must be received at the Company's office at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, no later than November 16, 2000.

     Under the Amended and Restated Bylaws of the Company, a stockholder must comply with certain procedures to submit stockholder proposals to be considered at an annual meeting of stockholders. These procedures provide that stockholders must do so by notice timely delivered to the Secretary of the Company. The Secretary of the Company generally must receive notice of any such proposal not less than sixty days nor more than ninety days prior to the anniversary of the preceding year's annual meeting of stockholders. In the case of proposals for the 2001 annual meeting of stockholders, the Secretary of the Company must receive notice of any such proposal no earlier than January 28, 2001 and no later than February 22, 2001 (other than proposals intended to be included in the proxy statement and form of proxy, which, as noted above, the Company must receive by November 16, 2000). The stockholder notice must meet the applicable requirements that are imposed by the Amended and Restated Bylaws. The chairman of the annual meeting shall have the power to declare that any proposal not meeting these and any other applicable requirements that the Amended and Restated Bylaws impose shall be disregarded. A copy of the Bylaws are on file with the Securities and Exchange Commission.

     In addition, the form of proxy that the Board of Directors will solicit in connection with the Company's 2001 annual meeting of stockholders will confer discretionary authority to vote on any proposal, unless the Secretary of the Company receives notice of that proposal no earlier than January 28, 2001 and no later than February 22, 2001, and the notice complies with the other requirements described in the preceding paragraph.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999 accompanies this Proxy Statement.


                                        By order of the Board of Directors


                                        Scott V. Schneider
                                        Chief Financial Officer and Secretary

March 16, 2000
Chevy Chase, Maryland

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8401 Connecticut Avenue
Chevy Chase, Maryland  20815